Exhibit 99.1

SEVERANCE AGREEMENT

AND RELEASE

This Severance Agreement and Release (this “Agreement”) by and between Stoneridge, Inc., an Ohio corporation, and its subsidiaries and affiliates and its past and present directors, shareholders, employees, agents, officers, attorneys and assigns (the “Company”) and Kevin P. Bagby (“Mr. Bagby”) has been executed on the dates set forth on the signature page and shall be effective and no longer subject to revocation on the seventh day following the date that Mr. Bagby executes this Agreement (the “Effective Date”).

Recitals

A. Mr. Bagby is a Vice President, Chief Financial Officer and Treasurer of the Company. He is also an officer, director or both of several of the Company’s subsidiaries;

B. The Company and Mr. Bagby now desire to enter into an agreement amicably dissolving all employment relations between them and resolving all matters among them;

C. In connection therewith, (i) the Company and Mr. Bagby have agreed, among other things, that effective at the close of business on the Effective Date, Mr. Bagby will voluntarily resign as an employee and as a Vice President, Chief Financial Officer and Treasurer of the Company and as an officer, director or both of all Company subsidiaries on which he serves, (ii) Mr. Bagby has agreed to waive, release and settle any claims related to or arising out of his employment and affiliation with the Company in exchange for severance benefits to which Mr. Bagby would not otherwise have been entitled, and (iii) the Company has agreed to provide the severance benefits specified herein, to which Mr. Bagby would not otherwise have been entitled, in exchange for this Agreement; and

D. The board of directors of the Company has approved this Agreement.

NOW, THEREFORE, in consideration of the terms, conditions, premises and the mutual covenants set forth herein, the sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Resignations. Simultaneously with the execution and delivery of this Agreement, Mr. Bagby will resign, effective as of the close of business on the Effective Date, as an employee, and any positions with the Company including but not limited to Vice President, Chief Financial Officer and Treasurer of the Company by executing and delivering to the Company a letter of resignation substantially in the form of Appendix A hereto. In addition, simultaneously with the execution and delivery of this Agreement, Mr. Bagby will resign, effective as of the close of business on the Effective Date, as a director, officer, employee, member or manager (as applicable) of each subsidiary of the Company of which Mr. Bagby serves in any such capacity, by executing and delivering to the Company a letter of resignation substantially in the form of Appendix B hereto.

Mr. Bagby and the Company agree and acknowledge that this Agreement sets forth the parties’ mutual understanding with respect to Mr. Bagby’s resignations described above. The parties agree that for all purposes those resignations by Mr. Bagby are voluntary. In addition, the Company and Mr. Bagby agree, as of the Effective Date, that the February 12, 1999 letter agreement between the parties relating to any possible change of control of the Company is hereby terminated and null and void. The parties agree that Mr. Bagby shall remain an employee of the Company until the close of business on the Effective Date and that the Company shall pay Mr. Bagby pursuant to the Company’s customary payroll practices his base salary and accrued but unused vacation time earned up to and through the Effective Date. Except as otherwise provided under Section 2 below, all employee benefits provided to Mr. Bagby through the Company will cease simultaneously the Effective Date.

2. Severance Benefits. The Company agrees to pay Mr. Bagby the amounts and provide the benefits specified in this Section in exchange for Mr. Bagby executing this Agreement. Mr. Bagby acknowledges that the payments and benefits provided in this Section are extra and in addition to all earned wages, accrued vacation time, and other payments or benefits ordinarily due Mr. Bagby as a separating employee of the Company.

a. The Company shall pay severance to Mr. Bagby in the aggregate amount of $459,666, less standard required deductions and withholdings. The severance payments shall be made monthly for eighteen (18) months on the last business day of the month and shall commence on September 30, 2004. The monthly severance payment to Mr. Bagby shall be $25,537, less standard required deductions and withholdings.

b. On or before the Effective Date, the Company (by action of the appropriate committee of the board of directors), agrees, to the extent not previously vested, to accelerate the vesting of each outstanding unvested share option granted to Mr. Bagby under the Company’s Long-Term Incentive Plan, as amended (the “Plan”) as evidenced by separate Share Option Agreements. Other than the acceleration of the vesting of Mr. Bagby’s unvested options the terms of the Plan and Mr. Bagby’s Share Option Agreements shall control in all respects the exercise of any options by Mr. Bagby. Mr. Bagby agrees to comply with all applicable federal or state securities laws in connection with his ownership and disposition of the Company’s securities, including but not limited to the laws, rules and regulations regarding trading while aware of, or in possession of, material non-public information and the reporting provisions of Section 16 of the Securities Exchange Act of 1934, as amended.

c. Mr. Bagby and his qualified beneficiaries shall be entitled to continue health insurance benefits after the Effective Date, under and through the terms of the applicable COBRA law and regulations. If Mr. Bagby elects COBRA coverage and is not otherwise covered by a successor employer then during the first eighteen (18) months of the applicable COBRA period following the Effective Date the Company shall reimburse Mr. Bagby or his qualified beneficiaries, if applicable, for the monthly premiums for health insurance benefit continuation pursuant to COBRA.

3. Covenants.

a. During his employment with the Company Mr. Bagby had access to the Company’s “confidential information” and “trade secrets.” For purposes of this Agreement, “confidential information” shall mean information which is not publicly available including, without limitation, information concerning customers, material sources, suppliers, marketing plans, financial projections, financial results and operation methods and “trade secrets” shall mean the Company’s processes, methodologies and techniques known only to those employees of the Company who need to know such secrets in order to perform their duties on behalf of the Company. The Company takes numerous steps, including securing agreements by employees and former employees to provisions such as these, to protect the confidentiality of its confidential information and trade secrets, which it considers unique, valuable and special assets. Mr. Bagby, recognizing the Company’s significant investment of time, efforts and money in developing and preserving its confidential information and trade secrets, shall not, for a five (5) year period after the Effective Date, (i) use for his direct or indirect personal benefit any of the Company’s confidential information or trade secrets or (ii) disclose to any person or entity any of the Company’s confidential information or trade secrets.

b. For a period of three (3) years after the Effective Date Mr. Bagby shall not (i), directly or indirectly, solicit any employee of the Company or any of its subsidiaries to leave the employment thereof or in any way interfere with the relationship of such employee with the Company or its subsidiaries; and/or (ii) induce or attempt to induce any supplier, licensee or other individual or business organization having a business relationship with the Company or its subsidiaries to cease doing business with the Company or its subsidiaries or in any way interfere with the relationship between any such supplier, licensee or other person and the Company or its subsidiaries.

c. Except as required by law or as requested by any governmental or self-regulatory authority, Mr. Bagby agrees that he will not make any statements, orally, in writing or otherwise, or in any way disseminate any information, concerning the Company, its affiliates, employees, shareholders, members, officers, directors, managers, or agents (past or present), or concerning the business, business operations or business practices of the Company which in any way, in form or substance, disparages, or otherwise casts an unfavorable light upon, the Company, its affiliates, employees, shareholders, members, officers, directors, managers, or agents, or their reputation or standing in the business community or the community as a whole. In the event that Mr. Bagby is required by law or requested by any governmental or self-regulatory authority to make statements or disseminate any information concerning the Company and its related persons as described above Mr. Bagby to the extent possible shall notify the Company that he is required by law (or has been requested by a governmental or self-regulatory authority) to make such disclosure at least two full business days prior to making such disclosures. The Company agrees, on behalf of itself, its directors, its officers and its employees, that it will not make any statement concerning Mr. Bagby or his business practices which in form or substance disparages or otherwise casts an unfavorable light upon Mr. Bagby or his reputation or standing in the business community or the community as a whole; provided, however, nothing in this Section 3.c. shall any in manner limit or restrict the Company’s or its officers’, directors’ or employees’ communications or disclosure (whether orally or in writing) that are required by law or are requested by any governmental or self-regulatory authority.

d. Mr. Bagby agrees for a period of one (1) year following the Effective Date to cooperate with the Company’s officials at reasonable times with regard to any matters or issues of which he has historical knowledge or with which he was previously involved while employed at the Company; provided, however, such cooperation shall not materially interfere with Mr. Bagby’s full-time employment. In the event the Company requires Mr. Bagby’s cooperation and that cooperation requires travel to the Company’s headquarters in Warren, Ohio, the Company shall reimburse Mr. Bagby solely for reasonable out-of-pocket and travel expenses (including lodging and meals) upon submission of adequate receipts.

e. Mr. Bagby understands and acknowledges that his failure to comply with his covenants in this Agreement which, in the reasonable opinion of the Company, cause harm to the Company will be deemed a material breach of this Agreement. In the event of a breach, Mr. Bagby shall repay to the Company all money paid by the Company pursuant to this Agreement. Notwithstanding, however, the Agreement shall otherwise remain binding and effective and the Company may pursue any and all additional remedies that it may have as a result of such breach.

4. Release. In exchange for the payments set forth herein, Mr. Bagby, for himself and his heirs, personal representatives, successors and assigns, forever releases, remises and discharges the Company and each of its past, present, and future officers, directors, shareholders, members, employees, trustees, agents, representatives, affiliates, successors and assigns (collectively the “Employer Released Parties”) from any and all claims, claims for relief, demands, actions and causes of action of any kind or description whatsoever, known or unknown, whether arising out of contract, tort, statute, treaty or otherwise, in law or in equity, which Mr. Bagby now has, has had, or may hereafter have against any of the Employer Released Parties from the beginning of his employment with the Company to the Effective Date of this Agreement, arising from, connected with, or in any way growing out of, directly or indirectly, Mr. Bagby’s employment by the Company, Mr. Bagby’s service as a the Vice President and Chief Financial Officer of the Company, the services provided by Mr. Bagby to the Company, or any transaction prior to the Effective Date and all effects, consequences, losses and damages relating thereto, including, but not limited to, all claims arising under the Civil Rights Acts of 1866 and 1964, the Fair Labor Standards Act of 1938, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act of 1990, the Americans With Disabilities Act of 1990, the Civil Rights Act of 1991, the Family and Medical Leave Act of 1993, the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), Title 4112 of the Ohio Revised Code, and all other federal or state laws governing employers and employees; provided, however, that nothing in this Section 4 will bar, impair or affect the obligations, covenants and agreements of the Company set forth in this Agreement. The Company represents and warrants to Mr. Bagby that to the best of the Company’s knowledge the Company has not engaged in any violation of law that could give rise to Mr. Bagby’s having a claim against the Company.

5. Covenant Not to Sue. Except where such agreement is contrary to law or public policy, Mr. Bagby agrees that he will not now or hereafter commence or initiate any claim or charge of employer discrimination with any governmental agency or sue the Company concerning any claims relating to his employment or resignation of employment with the Company, except as the same may affect Mr. Bagby’s rights with respect to the enforcement of this Agreement. This Agreement may be pleaded as a full and complete defense to, and may be used as a basis for injunction against, any action or proceeding Mr. Bagby may institute, prosecute, or maintain in breach of this Agreement.

6. Indemnification.

a. If Mr. Bagby is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil or criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he was an officer of the Company and an officer or director of any of the Company’s subsidiaries, whether the basis of such Proceeding is an alleged action in an official capacity as such, or in any other capacity, Mr. Bagby shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company’s Articles of Incorporation, Code of Regulations and by law at the relevant date on which Mr. Bagby is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding but in no event to a lesser extent than any then current or any former directors or officers of the Company. Reasonable expenses incurred by Mr. Bagby in such Proceeding shall be paid by the Company in advance of the final disposition of any such Proceeding upon receipt by the Company of a written undertaking by or on behalf of Mr. Bagby to repay all amounts so advanced if it should be determined ultimately that Mr. Bagby is not entitled to be indemnified under this Agreement or otherwise. This Section shall survive the termination of this Agreement. To the best knowledge of Mr. Bagby, there are no claims threatened or which are likely to be threatened or prosecuted against the Company or Mr. Bagby for acts or omissions of Mr. Bagby during the period of time Mr. Bagby was an officer or director of the Company.

b. The Company currently carries Officers and Directors liability insurance and Mr. Bagby will continue to be fully covered by such insurance for any of his acts or omissions through the Effective Date as an officer, employee or agent of the Company or as a director, trustee, officer, employee, member, manager or agent of another corporation, limited liability company, partnership, joint venture or other enterprise, domestic or foreign, which he served as at the request of the Company.

7. Acknowledgment.

By entering into this Agreement, and in connection with Mr. Bagby’s release of claims and covenant not to sue set forth in Sections 4 and 5, Mr. Bagby acknowledges that:

a. Mr. Bagby is knowingly and voluntarily entering into this Agreement;

b. No promise or inducement has been offered to Mr. Bagby except as set forth herein;

c.	This Agreement is being executed by Mr. Bagby without reliance upon any statements by the Company or any of its representatives concerning the nature or extent of any claims or damages or legal liability therefor;

d.	This Agreement has been written in understandable language, and all provisions hereof are understood by Mr. Bagby;

e.	Mr. Bagby has been advised in writing to consult with an attorney prior to executing this Agreement;

f.	Mr. Bagby has had a period of at least twenty-one (21) days within which to consider this Agreement before accepting the same and, by signing this Agreement earlier than twenty-one (21) days following receipt of it, Mr. Bagby acknowledges that he has knowingly and voluntarily waived the twenty-one (21) day period and has accelerated the date when he may commence receipt of the severance payments identified hereunder following expiration of the revocation period referenced in Section 7.g.; and

g.	Mr. Bagby has the right to revoke this Agreement for a period of seven (7) days following his execution hereof, and this Agreement will not become effective or enforceable until such seven (7) day period has expired.

Should Mr. Bagby desire to revoke this Agreement, Mr. Bagby must notify the Company in writing at the address listed in Section 9, Attention: President, prior to the close of business on the seventh (7th) day following the date when he signs this Agreement. If Mr. Bagby declines to accept the terms of this Agreement or, having accepted them, effectively revokes his acceptance thereof, this Agreement will have no force or effect and neither its terms nor any of the discussions of the parties relative to its negotiation will be admissible in evidence in any proceeding brought by or on behalf of Mr. Bagby against the Company or any other person.

8. Return of Property. Mr. Bagby agrees that he will, on or before the Effective Date, return to the Company (i) all property of the Company in his possession or under his control, including, but not limited to, any Company credit cards, keys, computers, office furniture, automobiles, equipment, and supplies, and (ii) all originals and copies of writings and records (including records stored in electronic form) relating to the Company’s business, confidential information or trade secrets that are in Mr. Bagby’s possession or under his control at such time. Mr. Bagby represents and warrants that immediately after the Effective Date he will not have any property of the Company in his possession (including but not limited to at his residence or on his personal computer) or under his control.

9. Notice. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement must be in writing and will be deemed to have been given on the date of receipt if delivered by messenger to, or if mailed to such party by registered or certified mail, postage prepaid, at, the address for such party set forth below (or to such other address or party as such party shall designate in writing to the other party from time to time).

If to the Company:

Stoneridge, Inc.

9400 East Market Street

Warren, Ohio 44484

With a copy to:

Avery S. Cohen

Baker & Hostetler LLP

1900 East Ninth Street

3200 National City Center

Cleveland, Ohio 44114

If to Mr. Bagby:

Kevin P. Bagby

1457 Hunting Hollow Drive

Hudson, Ohio 44236

With a copy to:

Ira C. Kaplan

Benesch, Friedlander Coplan & Aronoff LLP

2300 BP Tower, 200 Public Square

Cleveland, Ohio 44114

10. Modification, Waiver and Disclosure.

a. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained will be valid or effective unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification will be offered or received in evidence in any proceeding or litigation between the parties arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver of any breach of condition of this Agreement will be deemed to be a waiver of any other subsequent breach of condition, whether of like or different nature.

b. Notwithstanding any other provision in this Agreement, the parties agree that the Company may make such disclosure regarding Mr. Bagby’s resignation as an employee of the Company and as Vice President/Chief Financial Officer of the Company as in the judgment of the Company upon the advice of counsel is required by law, regulation or the listing rules of the NYSE; provided, however, to the extent reasonably practical the Company shall provide Mr. Bagby an opportunity to comment on a draft press release relating to his departure; provided, however the Company shall have the sole and absolute right to approve the final press release. Mr. Bagby acknowledges and agrees that this Agreement will be filed by the Company as an exhibit with the Securities and Exchange Commission. Except as may be required by law or as may be requested by a governmental or self-regulatory authority, Mr. Bagby hereby covenants and agrees not to make any statements to any third party, including, without limitation, any representative of any news organization, regarding the Company or to otherwise publish, whether in print or through means of any electronic communication, any remarks about the Company, unless such statements or remarks are agreed to in writing in advance by the President of the Company.

11. Consent to Jurisdiction, Venue and Service of Process. Each of the Company and Mr. Bagby, after having consulted with legal counsel, knowingly, voluntarily, intentionally, and irrevocably: (i) consents to the jurisdiction of the Court of Common Pleas, County of Trumbull, State of Ohio and the United States District Court for the Northern District of Ohio with respect to any action, suit, proceeding, investigation, or claim (“Litigation”); (ii) waives any objections to the jurisdiction and venue of any Litigation in either such court; (iii) agrees not to commence any Litigation except in either of such courts and agrees not to contest the removal of any Litigation commenced in any other court to either of such courts; (iv) agrees not to seek to remove, by consolidation or otherwise, any Litigation commenced in either of such courts to any other court; and (v) waives personal service of process in connection with any Litigation and consents to service of process by registered or certified mail, postage prepaid, addressed as set forth herein.

12. Severability. If a judicial determination is made that any of the provisions of this Agreement constitutes an unreasonable or otherwise unenforceable restriction against any party, such determination shall not affect the validity of the remaining provisions. In the event that a provision shall be declared to be invalid, then the parties agree that they will, in good faith, negotiate with one another to replace such invalid provision with a valid provision as similar as possible to that which was held to be invalid; provided, however if any provision of this Agreement or the application thereof to any person or circumstance shall to any extent be held in any proceeding to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it was held to be invalid or unenforceable, shall not be affected thereby, and shall be valid and be enforceable to the fullest extent permitted by law.

13. Injunctive Relief. Mr. Bagby recognizes that the provisions of this Agreement, especially his nondisclosure and nonsolicitation covenants, are vitally important to the continuing welfare of the Company and its subsidiaries and that money damages would constitute a totally inadequate remedy for any violation hereof. Accordingly, in the event of any such violation by Mr. Bagby, the Company and its subsidiaries, in addition to any other remedies they may have, shall have the right to institute and maintain a proceeding to compel specific performance thereof or to issue an injunction restraining any action of Mr. Bagby in violation of such Sections. This Section shall survive the expiration or termination of this Agreement for any reason.

14. Advice of Counsel. Mr. Bagby acknowledges that he has been represented by competent counsel in connection with the negotiation, preparation, and signing of this Agreement, that he understands and agrees to every term contained herein, and that this Agreement was negotiated at arm’s length.

15. Other Agreements. All confidentiality, non-disclosure and other obligations that Mr. Bagby already has to the Company shall survive and remain in full force and effect. As of the Effective Date, the Company shall not have any further obligation to Mr. Bagby with respect to any compensation, payments, or benefits or other rights under any agreements except as provided or contemplated by this Agreement. Mr. Bagby affirms that he has no charges, claims or lawsuits pending against the Company, their officers, agents, representatives, employees, affiliates, divisions, subsidiaries, or their successors or assigns, trustees, heirs, administrators, executors, representatives or principals thereof. Mr. Bagby agrees he shall not hold himself out as an employee of the Company and agrees that he shall have no authority, express, implied or otherwise to act in any agency capacity or otherwise bind the Company.

16. Further Assurances. The parties agree to take such action and execute and deliver, promptly upon request, such additional documents as may be reasonably necessary or appropriate to implement the terms of this Agreement and effectuate its intent.

17. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio.

18. Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, and understandings, whether oral or in writing, of the parties.

19. Successors and Assigns. Mr. Bagby may not assign any rights or obligations under this Agreement without the prior written consent of the Company. This Agreement will be binding upon and inure to the benefit of Mr. Bagby and his heirs, estate, personal representatives, and permitted successors and assigns. The Company may assign any rights or obligations under this Agreement without the prior written consent of Mr. Bagby. This Agreement will be binding upon and inure to the benefit of the Company and its successors and assigns.

20. Third Party Beneficiaries. Each of the Employer Released Parties that is not a party to this Agreement will be a third party beneficiary of this Agreement. This Agreement will be enforceable by each such Employer Released Party to the same extent as if the Employer Released Parties were a party hereto.

21. Attorneys’ Fees. In the event that it shall be necessary or desirable for Mr. Bagby or the Company to retain legal counsel or incur other costs and expenses in connection with the enforcement of any or all of their respective rights under this Agreement, the prevailing party shall be entitled to recover from the other party, attorneys’ fees and costs and expenses incurred in connection with the enforcement of his or its rights hereunder.

22. Construction. The Company and Mr. Bagby have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement.

23. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to constitute an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

READ CAREFULLY – THIS DOCUMENT CONTAINS A RELEASE.

STONERIDGE, INC.

Dated: August 31, 2004	By:	/s/ D.M. Draime
D.M. Draime
Chairman

Dated: August 31, 2004		/s/ Kevin P. Bagby
Kevin P. Bagby

Appendix A

Form of Resignation – Vice President, Chief Financial Officer and Treasurer

I, Kevin P. Bagby, hereby resign as Vice President, Chief Financial Officer and Treasurer of Stoneridge, Inc.

Dated: August 31, 2004

/s/ Kevin P. Bagby
Kevin P. Bagby

Appendix B

Form of Resignation (Subsidiaries)

I, Kevin P. Bagby, hereby resign as an employee, officer, member, manager and director, as applicable, of each subsidiary of Stoneridge, Inc.

Dated: August 31, 2004

/s/ Kevin P. Bagby
Kevin P. Bagby